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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 14, 1999



                      LEXINGTON CORPORATE PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)



        Maryland                     1-12386                    13-3717318
(State or other jurisdiction
     of incorporation)         (Commission File Number)        (IRS Employer
                                                             Identification No.)



                  355 Lexington Avenue New York, New York 10017
               (Address of principal Executive offices) (Zip code)




               Registrant's telephone number, including area code:
                                 (212) 692-7260



                                 Not Applicable




          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events

         On July 14, 1999 Lexington Corporate Properties Trust (the "Company") entered into a joint venture agreement with The Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF"). The joint venture entity, Lexington Acquiport Company, LLC ("LAC"), will acquire high quality real estate properties net leased to investment grade and non-investment grade single tenant users. The Company and NYSCRF will make equity contributions to LAC of up to $50 million and $100 million, respectively. Property acquisitions will be additionally funded through the use of up to $278 million in non-recourse mortgages.

The Company's affiliate, Lexington Realty Advisors, Inc. ("LRA"), has entered into a management agreement with LAC whereby LRA will perform certain services for a fee relating to the acquisition and management of the LAC properties.

ITEM 7.  Financial Statements, ProForma Financial Information and Exhibits

(a)      not applicable

(b)      not applicable

(c)      Exhibits

         (i) Press release issued by the Company dated July 21, 1999, announcing joint venture agreement

         (ii) Lexington Acquiport LLC Operating Agreement dated as of July 14, 1999

         (iii) Management Agreement dates as of July 14, 1999 between LAC and
LRA.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                     By:    Lexington Corporate Properties Trust


Date:    August 3, 1999              By: /s/ T. Wilson Eglin
                                         --------------------------
                                             T. Wilson Eglin
                                             President